Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

Actua

Investor Relations

610.727.6900

IR@actua.com

Actua Announces Successful Completion of Sale of VelocityEHS and Bolt Solutions

Radnor, PA – (December 12, 2017) – Actua Corporation (Nasdaq: ACTA) (“Actua”) today announced the successful completion of its previously announced transaction with CVC Growth Fund (“CVC Growth”), whereby CVC Growth indirectly acquired all of Actua’s interests in VelocityEHS and Bolt Solutions.

The transaction was approved by Actua’s stockholders at a special meeting held on December 7, 2017. Actua realized proceeds of approximately $328 million in cash in the transaction; a portion of those proceeds will be used to pay remaining transaction expenses.

Evercore Partners served as Actua’s financial advisor, and Dechert LLP served as Actua’s legal advisor. Fried, Frank, Harris, Shriver & Jacobson LLP served as CVC’s legal advisor.

About Actua

Actua Corporation (Nasdaq: ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes. Actua is pioneering the second wave of the SaaS revolution—the vertical wave—by growing cloud businesses that are transforming their markets. With approximately 700 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua’s rapidly growing vertical cloud businesses are positioned to lead this wave. For the latest information about Actua and its brands, please go to www.actua.com.

About VelocityEHS

VelocityEHS is the leading global provider of cloud-based environment, health and safety (EHS) software. Its comprehensive software platform and innovative mobile solutions aim to make enterprise-level EHS functionality accessible and affordable to businesses of all sizes, helping them solve complex compliance and regulatory challenges in simple ways. Today, more than 13,000 customers worldwide, from virtually every industry, trust VelocityEHS and its solutions to improve EHS performance. Recognized by the industry’s top independent analysts, including leading scores in the Verdantix 2017 Green Quadrant Analysis and 2017 NAEM EHS & Sustainability Software Ratings Report, VelocityEHS helps customers reach their EHS goals faster with quick implementations, affordable solutions and unparalleled customer support. VelocityEHS is headquartered in Chicago, Illinois with locations in Canada, the UK and Australia. For more information, visit www.EHS.com.

About Bolt

BOLT® Solutions Inc., the leading provider of digital distribution solutions to the P&C insurance industry, is helping insurers transform the way they sell and market their products to consumers and small business owners. Compatible with existing infrastructure, The BOLT PlatformTM provides a single interface that connects seamlessly with back-office systems and improves carrier reach through a vast market network of new products. Insurers gain the ability to bundle their offerings with those from other carriers, positioning them to meet all of the customer’s needs without taking on additional risk. Designed to connect carriers and their agents directly to consumers and small business owners, the BOLT Platform delivers the optimized solutions, and ideal experience customers expect today. For more information, visit www.boltinc.com.

About CVC Growth Fund

In 2014, CVC Capital Partners formed a new team to target smaller growth-oriented companies through its dedicated CVC Growth Fund. The fund focuses on middle-market, high-growth companies in the software and technology-enabled business services sector. The fund primarily targets equity investments between $50mn and $200mn in North America and Europe.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, our ability to deploy capital effectively and on acceptable terms, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to have continued access to capital and to manage capital resources effectively, our ability to satisfy the closing conditions for the sales of our businesses described above, our ability to monetize our remaining minority investments for sufficient value and other risks and uncertainties detailed in Actua’s filings with the U.S, Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.